SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

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The Asia Pacific Fund, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE ASIA PACIFIC FUND, INC.
48 WALL STREET
22nd FLOOR
NEW YORK, NY 10005

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

Notice is hereby given that the Annual Meeting of Stockholders of The Asia Pacific Fund, Inc. (the Fund) will be held on October 10, 2017 (the Meeting), at 4:00 p.m., at the offices of Stradley Ronon Stevens & Young, LLP, 100 Park Avenue, Suite 2000, New York, New York 10017 for the following purposes:

1.	To elect two Directors.

2.	To approve, on an advisory basis, the steps necessary to narrow materially or eliminate the Fund’s discount to net asset value, including through a merger or liquidation.

3.	To consider and act upon any other business as may properly come before the Meeting or any postponement or adjournment thereof.

The Board of Directors has fixed the close of business on August 30, 2017 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting or any postponement or adjournment thereof.

Hoyt M. Peters Secretary

Dated: September 1, 2017

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on October 10, 2017: The Proxy Statement is available at http://www.asiapacificfund.com/corporatefilings.php.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE FUND OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING IN YOUR PROXY PROMPTLY.

THE ASIA PACIFIC FUND, INC.
48 WALL STREET
22ND FLOOR
NEW YORK, NY 10005

PROXY STATEMENT

This Proxy Statement is furnished by the Board of Directors of The Asia Pacific Fund, Inc. (the Fund) in connection with its solicitation of proxies for use at the Annual Meeting of Stockholders to be held on October 10, 2017 (the Meeting) at 4:00 p.m., at the offices of Stradley Ronon Stevens & Young, LLP, 100 Park Avenue, Suite 2000, New York, New York 10017. The purpose of the Meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting.

It is expected that the Notice of Annual Meeting, Proxy Statement and form of proxy will first be mailed on or about September 6, 2017 to stockholders of record. The Fund will furnish its most recent annual report without charge to a stockholder upon request to Hoyt M. Peters at the Fund’s address stated above or by calling (toll-free) Pristine Advisers, the Fund’s stockholder servicing agent, at 1(888)-4-ASIA-PAC. The Fund will send only one proxy statement to stockholders sharing the same address.

To vote by mail, fill out the enclosed proxy card and return it in the enclosed postage-paid reply envelope. If the accompanying proxy card is executed properly and returned, shares represented by it will be voted at the Meeting in accordance with the instructions on the proxy. If you return your signed proxy without instructions, your shares will be voted (i) for the election of two Directors at the Meeting, (ii) for Proposal 2, and (iii) at the discretion of the persons named as proxies on any other matter that may properly come before the Meeting or any postponement or adjournment thereof. You may also vote in person if you attend the Meeting. A proxy may be revoked at any time prior to the time it is voted by written notice to the Secretary of the Fund or by attending and voting in person at the Meeting.

Approval of Proposal 1, the election of each of the two directors, requires the affirmative vote of a majority of the outstanding shares of the Fund. Proposal 2 must be approved by the majority of the votes cast.

The Fund intends to treat properly executed proxies that are marked “withhold authority” as “present” for purposes of determining the existence of a quorum for the transaction of business. Under Maryland law, however, such abstentions do not constitute a vote “for” or “against” a matter, but will have the effect of a negative vote. Because Proposal 2 relates to non-routine matters, the Fund expects that broker-dealer firms holding shares of the Fund in “street name” for their customers will not be permitted by New York Stock Exchange rules to vote on the election of Directors or Proposal 2 on behalf of their customers and beneficial owners in the absence of voting instructions from their customers and beneficial owners. Accordingly, the Fund does not expect to receive any “broker non-votes” (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter).

The close of business on August 30, 2017 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting. On that date, the Fund had 10,344,072 shares of common stock outstanding and entitled to vote. Stockholders of the Fund on August 30, 2017 are entitled to one vote per share, and a proportional vote for each fractional share, if any, with respect to each Proposal. The presence in person or by proxy of the holders of one-third of the shares of common stock entitled to be cast at the meeting shall constitute a quorum.

The Investment Manager of the Fund is Value Partners Hong Kong Limited, 41 Connaught Road Central, Hong Kong, and the Administrator of the Fund is AST Fund Solutions, LLC, 48 Wall Street, 22nd Floor New York, NY, 10005 (AST).

The expense of solicitation will be borne by the Fund and will include reimbursement of brokerage firms and others for expenses in forwarding proxy solicitation material to beneficial owners. The solicitation of proxies will be largely by mail but may include communications by telephone, facsimile or the internet by regular employees of AST.

ELECTION OF DIRECTORS
 (Proposal No. 1)

The Fund’s Charter and Bylaws provide that the Board of Directors is divided into three classes of Directors, as nearly equal in number as possible. Each Director serves for a term of three years, with one class being elected each year. Each year the term of office of one class will expire.

At the Meeting, stockholders are being asked to elect two Class I Directors to serve for the ensuing three years, ending in 2020 until their successors have been duly elected and qualified. It is the intention of the persons named in the enclosed proxy to vote in favor of the election of the nominees, Mr. Michael J. Downey and Mr. Duncan M. McFarland. Each of the nominees has consented to being named in this Proxy Statement and to serve as a Director if elected. Each of the nominees is currently a Class I Director of the Fund. The Board of Directors has no reason to believe that either of the nominees named above will become unavailable for election as a Director, but if that should occur before the Meeting, proxies will be voted for such persons as the Directors may recommend. All of the Fund’s Directors were previously elected by stockholders.

Article III, Section 2(c) of the Fund’s Bylaws (the Qualification Bylaw) requires, among other things, that to be eligible for nomination as a Director, an individual must have either (i) a substantial connection of a type specified with any country in the Asia Pacific region in which the Fund may make equity investments, or (ii) be, or previously have been, connected in a specified manner with the investment adviser or administrator (or any of their affiliates). The Governance and Nominating Committee of the Board of Directors determines whether an individual so qualifies and has determined that each of the nominees named above satisfies the Qualification Bylaw requirements.

BOARD OF DIRECTORS INFORMATION

The management of the business and affairs of the Fund is overseen by the Board of Directors. None of the Fund’s Directors are “interested persons” of the Fund as defined in the Investment Company Act of 1940, as amended (the 1940 Act), and are referred to as “Independent Directors.” Certain information concerning the Fund’s governance structure and each Director is set forth below.

Experience, Skills, Attributes, and Qualifications of the Fund’s Directors. The Governance and Nominating Committee of the Fund’s Board, which is composed entirely of Independent Directors, reviews the experience, qualifications, attributes and skills of potential candidates for nomination or election by the Board, and conducts a similar review in connection with the proposed nomination of current Directors for re-election by stockholders. When assessing a candidate for nomination, it is the policy of the Governance and Nominating Committee to consider the extent to which the individual’s specific financial, technical or other expertise would complement the Board’s existing mix of skills and qualifications and contribute to the diversity of the Board. Additional information concerning the Governance and Nominating Committee’s consideration of nominees appears in the description of the Committee following the table below.

The Board has concluded that, based on each Director’s experience, qualifications, attributes or skills on an individual basis and in combination with those of the other Directors that each Director is qualified and should continue to serve as such. In determining that a particular Director was and continues to be qualified to serve as a Director, the Board has considered a variety of criteria, none of which, in isolation, was controlling. In addition, the Board has taken into account the actual service and commitment of each Director during his or her tenure (including the Director’s participation in Board and committee meetings, as well as his or her current and prior leadership of standing and ad hoc committees) in concluding that each should continue to serve. Information about the specific experience, skills, attributes and qualifications of each Director, which in each case led to the Board’s conclusion that the Director should serve (or continue to serve) as a director of the Fund, is provided in the table following the “Risk Oversight” section below.

The Board believes that, collectively, the Directors have balanced and diverse experience, qualifications, attributes and skills, which allow the Board to operate effectively in governing the Fund and protecting the interests of stockholders. Among other attributes common to all Directors are their willingness and ability to commit the necessary time and attention to their duties as Directors; to review critically, evaluate, question and discuss information provided to them (including information requested by the Directors); to interact effectively with each other and with the Investment Manager, the Administrator and other service providers, including legal counsel and the Fund’s independent registered public accounting firm; and to exercise effective business judgment in the performance of their duties as Directors. References to the qualifications, attributes and skills of Directors are pursuant to requirements of the U.S. Securities and Exchange Commission (SEC), do not constitute a holding out of the Board or any Director as having special expertise or experience and shall not be deemed to impose any greater responsibility or liability on any Director or on the Board by reason thereof.

Board Structure and Oversight Function. The Board is responsible for oversight of the Fund. The Fund has engaged the Investment Manager to manage the Fund, and the Administrator to provide administrative services to the Fund, in each case on a day-to-day basis. The Board is responsible for overseeing the Investment Manager, the Administrator and the Fund’s other service providers in the operations of the Fund in accordance with its investment objective and policies and otherwise in accordance with the requirements of the 1940 Act and other applicable federal, state and other securities and other laws, and the Fund’s Charter and Bylaws. The Board meets at regularly scheduled meetings four times throughout the year. In addition, the Directors may meet at special meetings or on an informal basis at other times. The Directors also regularly meet outside the presence of any representatives of the Investment Manager. As described below, the Board has established two standing committees—the Audit Committee and the Governance and Nominating Committee. Each committee is composed exclusively of Independent Directors. Each year the Directors evaluate the performance of the Board and its committees. The responsibilities of each committee, including its oversight responsibilities, are described further below. The Board may establish ad hoc committees or working groups from time to time, to assist the Board in fulfilling its oversight responsibilities.

The Chairman’s duties include setting the agenda for each Board meeting in consultation with management, presiding at each Board meeting, communicating with management between Board meetings and facilitating communication and coordination between the Directors and management. Michael J. Downey, the Chairman of the Fund’s Board of Directors, is an Independent Director.

Risk Oversight. The Fund is subject to a number of risks, including investment, compliance and operational risks. Day-to-day risk management with respect to the Fund resides with the Investment Manager and the Administrator or other service providers (depending on the nature of the risk). The Board has charged the Investment Manager, Administrator, and Chief Compliance Officer with (i) identifying events or circumstances, the occurrence of which could have demonstrable and material adverse effects on the Fund; (ii) to the extent appropriate, reasonable or practicable, implementing processes and controls reasonably designed to lessen the possibility that such events or circumstances occur, or to mitigate the effects of such events or circumstances if they do occur; and (iii) creating and maintaining a system designed to evaluate continuously, and to revise as appropriate, the processes and controls described in (i) and (ii) above.

Risk oversight forms part of the Board’s general oversight of the Fund’s investment program and operations and is addressed as part of various regular Board and committee activities. Each of the Investment Manager, the Administrator and the Fund’s other principal service providers has an independent interest in risk management but the policies and the methods by which one or more risk management functions are carried out may differ from the Fund’s and each other’s policies and methods in the setting of priorities, the resources available or the effectiveness of relevant controls. Oversight of risk management is provided by the Board and the Audit Committee. The Directors regularly receive reports from, among others, management, the Fund’s Chief Compliance Officer, its independent registered public accounting firm and legal counsel, as appropriate, regarding risks faced by the Fund and the Investment Manager’s and the Administrator’s risk management programs.

Not all risks that may affect the Fund can be identified, nor can controls be developed to eliminate or mitigate their occurrence or effects. The processes and controls employed to address certain risks may be limited in their effectiveness, and some risks are simply beyond the reasonable control of the Fund, the Investment Manager, the Administrator or other service providers. Moreover, it is necessary to bear certain risks (such as investment-related risks) to achieve the Fund’s goals.

APPROVE, ON AN ADVISORY BASIS, THE STEPS NECESSARY TO NARROW MATERIALLY OR
ELIMINATE THE FUND’S DISCOUNT TO NET ASSET VALUE
 (Proposal No. 2)

Proposal 2 is an advisory, non-binding proposal to approve the steps necessary to narrow materially or eliminate the Fund’s discount to net asset value, including through a merger or liquidation. This proposal is set forth by the Fund’s Board of Directors.

The Fund, like many closed-end funds, has often traded in the secondary market at a discount to net asset value, which means the Fund has traded at a market price that was less than the price of the Fund’s net asset value per share. As of August 30, 2017, the Fund was trading at a discount of 6.50%. Closed-end funds like the Fund may also trade at a premium.

The Board of Directors has continuously and actively evaluated the best interests of stockholders given the Fund’s persistent discount to net asset value. In the past, the Board has undertaken significant tender offers and adopted a share repurchase plan, among other strategies, in an effort to reduce the Fund’s discount. However, such strategies have not meaningfully reduced the discount over the long term. Therefore, the Board intends to evaluate other actions to definitively reduce or eliminate the discount, including a potential merger or liquidation of the Fund.

A merger or liquidation are the primary options that the Board anticipates considering at the current time, although the Board may decide in the future that a different option to narrow the Fund’s discount is in the best interests of the Fund and Fund stockholders. Both a merger into another fund and the liquidation of the Fund would terminate the Fund’s operations.

Fund Merger. The Fund could be “merged” into another open-end or closed-end fund.  In the case of a merger into a closed-end fund, Fund stockholders would inherit the premium or discount of the acquiring fund, whether greater or less than the Fund’s discount.  A merger of the Fund into an already existing open-end fund would have the effect of eliminating the discount as stockholders could redeem shares at any time at net asset value. A merger would involve various costs, such as the costs associated with preparation of the proxy materials, soliciting votes and conducting a stockholder meeting.

Liquidation. In the event that the Board concluded that the Fund was no longer a viable product, the Fund could be liquidated. There would be costs associated with preparation of the proxy materials, soliciting votes and conducting the stockholder meeting, and Fund liquidation may be a taxable event for stockholders.

In putting Proposal 2 before stockholders, the Board seeks to gauge stockholder support for actions such as a fund merger or liquidation, and also to notify stockholders of its current considerations. As always, the Board will make all decisions for the Fund considering the best interests of the Fund and its stockholders. If the Board decides to pursue either a merger or liquidation of the Fund, such proposed merger or liquidation would be presented to stockholders for their approval at a future date. Because this vote is advisory, it will not be binding upon the Board of Directors. However, the Board will consider the outcome of the vote, along with other relevant factors, in making future decisions for the Fund.

INFORMATION REGARDING DIRECTORS AND OFFICERS

Name, Address*** and Age	Position(s) With Fund	Term of Office* and Length of Time Served	Principal Occupation(s) During Past 5 Years or Longer and Other Relevant Qualifications**	Number of Portfolios in Fund Complex Overseen by Director	Other Directorships Held by the Director During Past Five Years
Class I Directors* (Nominees for Election for Term Expiring 2020)
Michael J. Downey (73)	Director and Chairman (Class I*)	Since 1986, Since 1999	Private Investor. From 1987 until 1993, Chairman and CEO of Prudential Mutual Fund Management.	1	Director, AB Mutual Fund Complex (110 Funds).
Duncan M. McFarland (73)	Director (Class I*)	Since 2005	Formerly, Managing Partner and Chief Executive Officer, Wellington Management Company, LLP (1994-2004); formerly Trustee, Financial Accounting Foundation (2001-2009).	1	Director of Via Science Inc., GNS Healthcare
Class II Directors
Jessica M. Bibliowicz (57)	Director (Class II*)	Since 2006	Senior Adviser (since 2013) of Bridge Growth Partners (private equity firm); formerly Chief Executive Officer of National Financial Partners (an independent distributor of financial services products) from 1999 to May 2013; member of the Boards of Directors or Trustees of a number of non-profit organizations; Chairman of the Governance and Nominating Committee of the Fund.	1
Director of Advanced Series Trust (since September 2014); Prudential’s Gibraltar Fund, Inc., and The Prudential Series Fund (since March 2015); Sotheby’s (since 2014); formerly Director of Realogy Holdings Corp. (2013-2016).

David G.P. Scholfield (73)	Director (Class II*)	Since 1988	Chairman, Acru China+ and Taiwan Absolute Return Funds; Director BOCHK RMB Bond Fund, Wealth Achieve Series and Alternative Investments Series; Senior Independent Director, Thames River Multi-Hedge PCC Ltd.; formerly, Managing Director, Bank of Bermuda, Hong Kong (1998-2004) and Bank of Bermuda Country Head, Asia (2001-2004); Chairman of the Audit Committee of the Fund.	1	—
William G. Tung (67)	Director (Class II*)	Since 2013	Partner & Managing Director of Cindat Capital Management Ltd (2013-Present); Director of Rockefeller Group Asia Pacific (2006-Present); Executive Director of the Shanghai Bund de Rockefeller Group Master Development Co. Ltd (2009-Present), formerly, Chairman & Legal Rep (2005-2008); formerly, Managing Director of the Rockefeller Group (2003-2010).	1	Director and Secretary of the Board, Inside Broadway (1996-Present)

Name, Address*** and Age	Position(s) With Fund	Term of Office* and Length of Time Served	Principal Occupation(s) During Past 5 Years or Longer and Other Relevant Qualifications**	Number of Portfolios in Fund Complex Overseen by Director	Other Directorships Held by the Director During Past Five Years
Class III Directors
Robert F. Gunia (70)	Director (Class III*) Vice President Treasurer	Since 1989 1988-2008 1999-2008
Formerly Chief Administrative Officer (September 1999-September 2009) and Executive Vice President (December 1996-September 2009) of Prudential Investments LLC; formerly Executive Vice President (March 1999-September 2009) and Treasurer (May 2000-September 2009) of Prudential Mutual Fund Services LLC; formerly President (April 1999-December 2008) and Executive Vice President and Chief Operating Officer (December 2008-December 2009) of Prudential Investment Management Services LLC; formerly Chief Administrative Officer, Executive Vice President and Director (May 2003-September 2009) of AST Investment Services, Inc.
				1
Director of Advanced Series Trust (97 Portfolios), Prudential’s Gibraltar Fund, Inc. and The Prudential Series Fund (17 Portfolios); Director ICI Mutual Insurance Company (June 2012-June 2015 and June 2016-Present).

Christopher R. C. Sykes (62)	Director (Class III*)		Chairman (since 2006) and Co-Founder of Charlesworth Sykes and Company, an independent management consultancy with a special focus on Asia’s global expansion, Hong Kong; Regional Political Adviser and Deputy Consul General, Hong Kong, HM Diplomatic Service (1986-1990 and 2003-2006); Director, Hong Kong and Singapore, Wardley Investment Bank (now HSBC) (1990-1992).	1	—

*
The Fund’s Charter and Bylaws provide that the Board of Directors is divided into three classes of Directors, as nearly equal in number as possible. Each Director serves for a term of three years, with one class being elected each year. Each year the term of office of one class will expire; current Class I, II and III directorships expire in 2017, 2018 and 2019, respectively.

**
The information above includes each Director’s principal occupation during the last five years and other information relating to the experience, attributes and skills relevant to each Director’s qualifications to serve as a Director, which led (together with the Director’s current and prior experience as a Director of other SEC reporting companies, if any, as indicated elsewhere in the table) to the conclusion that each Director should serve as a Director for the Fund.

***	The address of the Directors and officers is: c/o AST Fund Solutions LLC, 48 Wall Street, 22nd Floor, New York, NY 10005.

The Fund pays each of its Directors who is not an interested person (as defined in the 1940 Act) of the Investment Manager or of AST an annual fee of US$12,000, plus US$1,000 for each Board meeting attended. In addition, members of the Audit and Governance and Nominating Committees receive US$1,000 for each Committee meeting attended outside of the regular board schedule. The Chairman of the Fund and of each Committee is paid an additional amount of US$2,500 annually. The Fund reimburses all Directors attending board meetings for their out-of-pocket travel expenses. The Board of Directors does not have a compensation committee.

The following table sets forth the aggregate compensation paid to the Directors for service on the Fund’s board during the Fund’s fiscal year ended March 31, 2017.

Director Compensation Table

Name	Aggregate Compensation From Fund	Pension or Retirement Benefits Accrued As Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation From Fund and Fund Complex* Paid to Directors
Independent Directors
Jessica M. Bibliowicz	$18,500	None	None	$18,500
Michael J. Downey	18,500	None	None	18,500
Robert F. Gunia	16,000	None	None	16,000
Duncan M. McFarland	16,000	None	None	16,000
David G. P. Scholfield	18,200	None	None	18,200
Christopher R. C. Sykes	15,700	None	None	15,700
William G. Tung	16,000	None	None	16,000

*
The term “Fund Complex” means any two or more registered investment companies that share the same investment adviser as the Fund and hold themselves out to investors as related companies for purposes of investment and investor services. The Fund is not part of a Fund Complex.

Director Share Ownership Tables

The following table sets forth the dollar range of equity securities in the Fund beneficially owned by each Director as of July 31, 2017.

Name of Director	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Funds Overseen By Director in Family of Investment Companies*
Independent Directors
Jessica M. Bibliowicz	over $100,000	over $100,000
Michael J. Downey	over $100,000	over $100,000
Robert F. Gunia	over $100,000	over $100,000
Duncan M. McFarland	over $100,000	over $100,000
David G. P. Scholfield	over $100,000	over $100,000
Christopher R. C. Sykes	none	none
William G. Tung	$10,001 – $50,000	$10,001 – $50,000

*
The term “Family of Investment Companies” means any two or more registered investment companies that share the same investment adviser as the Fund and hold themselves out to investors as related companies for purposes of investment and investor services. The Fund is not associated with a Family of Investment Companies.

None of the Independent Directors nor any of their Immediate Family Members owned any securities, beneficially or of record, in the Investment Manager or persons (other than registered investment companies) directly or indirectly “controlling,” “controlled by” or “under common control with” (within the meaning of the 1940 Act) the Investment Manager as of July 31, 2017. The term “Immediate Family Member” means a person’s spouse; child residing in the person’s household (including step and adoptive children); and any dependent of the person, as defined in Section 152 of the Internal Revenue Code of 1986, as amended.

The Board of Directors has adopted a process for stockholders to send communications to the Board. To communicate with the Board of Directors or an individual Director of the Fund, a stockholder must send a written communication to the Fund’s principal office at the address listed in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement, addressed to the Board of Directors or the individual Director, as the case may be, to the attention of the Secretary of the Fund. All stockholder communications received in accordance with this process will be forwarded to the Board of Directors or the individual Director, as the case may be.

Certain Directors of the Fund reside outside the United States, and substantially all the assets of such persons are located outside the United States. It may not be possible, therefore, for investors to effect service of process within the United States upon such persons or to enforce against them, in United States courts or foreign courts, judgments obtained in United States courts predicated upon the civil liability provisions of the federal securities laws of the United States or the laws of the State of Maryland. In addition, it is not certain that a foreign court would enforce, in original actions or in actions to enforce judgments obtained in the United States, liabilities against such persons predicated solely upon the federal securities laws.

There were four regularly scheduled meetings of the Fund’s Board of Directors for the fiscal year ended March 31, 2017. During the Fund’s most recent fiscal year, each Director attended at least 75% of the aggregate number of meetings of the Board and of the respective Committees on which they served. The Fund does not have a policy that requires a Director to attend the Fund’s annual meeting of stockholders. Mr. Downey, Chairman of the Board, Ms. Bibliowicz and Messrs. Gunia, McFarland and Tung attended the prior year’s annual meeting of stockholders.

Committees of the Board of Directors

The Audit Committee

The Board of Directors has established a separately designated Audit Committee to oversee the accounting and financial reporting processes of the Fund and audits of its annual financial statements. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors, a copy of which is available on the Fund’s website (http://www.asiapacificfund.com/audit/NY12527-135815-v3-Asia_Pacific_Fund__Inc__Audit_Committee.pdf). The Audit Committee consists of the following Independent Directors: Messrs. Gunia, McFarland and Scholfield. Such members are also “independent” as such term is defined in the New York Stock Exchange Listing Standards. The Audit Committee met two times during the fiscal year ended March 31, 2017.

With respect to the Fund’s fiscal year ended March 31, 2017, the Audit Committee approved the engagement of KPMG LLP (KPMG) as the Fund’s independent registered public accounting firm. The Audit Committee reviewed with KPMG the plan and results of the audit engagement and matters having a material effect upon the Fund’s financial operations. In accordance with Public Company Accounting Oversight Board Rule 3526, KPMG has confirmed to the Audit Committee that they are independent accountants with respect to the Fund. The report of the Audit Committee, dated May 22, 2017, is attached to this proxy statement as Exhibit A.

The Audit Committee’s policies and procedures also require pre-approval of any audit and non-audit services to be provided to the Investment Manager or any entity controlling, controlled by, or under common control, with the Investment Manager (Service Affiliate) that provides ongoing services to the Fund to the extent that these services are directly related to the operations and financial reporting of the Fund. In considering the independence of KPMG, the Audit Committee was informed that KPMG did not furnish any non-audit services to the Investment Manager or any Service Affiliate that directly relate to the operations and financial reporting of the Fund.

The Audit Committee has appointed, and a majority of Directors who are not “interested persons” of the Fund (as defined in the 1940 Act) has ratified, KPMG to continue as the independent accountants of the Fund for the fiscal year ending March 31, 2018. The firm of KPMG has extensive experience in investment company accounting and auditing. It is not expected that a representative of KPMG will be present at the Meeting to make a statement or respond to questions.

Audit Fees.

KPMG audited the financial statements of the Fund for its fiscal years ended March 31, 2016 and March 31, 2017. The audit fee for each of 2016 and 2017 was $40,800 and $51,800, respectively. KPMG did not receive any audit-related fees, tax fees or any other fees for services to the Fund, or, to the knowledge of the Audit Committee, the Investment Manager or any Service Affiliate for the fiscal years ended March 31, 2016 and March 31, 2017.

The Governance and Nominating Committee

The Board of Directors also has a Governance and Nominating Committee (the Committee). The Committee consists of the following Independent Directors: Messrs. Downey, Gunia and Scholfield and Ms. Bibliowicz. The Committee met once during the fiscal year ended March 31, 2017. The Fund’s Board of Directors has adopted a charter for its Committee, a copy of which is available on the Fund’s website (http://www.asiapacificfund.com/govNom/Gov_Nom_CorpGovCharter.pdf). Pursuant to the charter, the Committee identifies, evaluates and selects and nominates, or recommends to the Board of Directors, candidates for the Board. It also determines whether candidates satisfy the qualifications set forth in the Qualification Bylaw and any other standards or qualifications it may set for Directors. The Committee may consider candidates submitted by current Directors, the Fund’s officers, investment manager or administrator, Fund stockholders and other sources the Committee deems appropriate.

The Committee will consider candidates submitted by a stockholder or group of stockholders who have beneficially owned at least 5% of the Fund’s outstanding common stock for at least two years at the time of submission and who timely provide specified information about the candidates and the nominating stockholder or group. To be timely for consideration by the Committee, the submission, including all required information, must be submitted in writing to the Fund, to the attention of the Secretary of the Fund, at the principal executive offices of the Fund not less than 120 calendar days before the date of the proxy statement for the previous year’s annual meeting of stockholders. The Committee will consider only one candidate submitted by such a stockholder or group for nomination for election at an annual meeting of stockholders. The Committee will not consider self-nominated candidates.

The Committee will consider and evaluate candidates submitted by stockholders on the basis of the same criteria as those used to consider and evaluate candidates submitted from other sources. These criteria include the candidate’s relevant knowledge, experience, expertise, the candidate’s satisfaction of the Qualification Bylaw, the candidate’s ability to carry out his or her duties in the best interests of the Fund and the candidate’s ability to qualify as an Independent Director. When assessing a candidate for nomination, it is the policy of the Committee to consider whether the individual’s background, skills, and experience will complement the background, skills and experience of other nominees and will contribute to the diversity of the Board. A detailed description of the criteria used by the Committee as well as information required to be provided by stockholders submitting candidates for consideration by the Committee are included in Appendix A to the Committee’s charter.

The executive officers of the Fund, other than as shown above in the table of Directors, are as follows:

Name, Address and Age	Positions With Fund	Term of Office and Length of Time Served	Principal Occupations During Past 5 Years
King Lun Au (57)	President	Since February 2017
Chief Executive Officer of Value Partners Group Limited (since December 2016); Chief Executive Officer of Eastspring Investments (Hong Kong) Limited from December 2015 to November 2016; Chief Executive Officer of BOCHK Asset Management Limited from May 2010 to November 2015.

Frank J. Maresca (58)	Treasurer and Chief Financial Officer and Assistant Secretary	Since July 2016
Executive Vice President of AST Fund Solutions, LLC (since February 2012), Executive Vice President of Ultimus Fund Solutions, LLC (from March 2009-February 2012); Treasurer of Cornerstone Strategic Value Fund, Inc. and Cornerstone Total Return Fund, Inc.

Hoyt M. Peters (53)	Secretary and Assistant Treasurer	Since July 2016	Vice President of AST Fund Solutions, LLC (since April 2013); Vice President of Ultimus Fund Solutions, LLC (from November 2009-March 2013)
Ann Marie Swanson (51)	Chief Compliance Officer	Since July 2016
Director, Alaric Compliance Services, LLC (October 2015 to present); Vice President and Chief Compliance Officer, Thomas Partners Investment Management (May 2013 to March 2015); Senior Vice President and Chief Compliance Officer, Aletheia Research and Management, Inc. (August 2010 to January 2013)

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 30(h) of the Investment Company Act in combination require the Fund’s directors and officers, persons who own more than ten (10%) of the Fund’s common stock, and the Fund’s Investment Manager and its directors and officers, to file reports of ownership and changes in ownership with the SEC. The Fund believes that the Fund’s directors and officers, the Fund’s Investment Adviser and its directors and officers have complied with all applicable filing requirements during the fiscal year ended March 31, 2017.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

To the best of the Fund’s knowledge, as of June 30, 2017, the following persons have beneficial ownership of more than 5% of the outstanding common stock:

Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percentage of Outstanding Class
City of London Investment Group PLC and City of London Investment Management Company Limited* 77 Gracechurch Street, London, England EC3V 0AS	4,649,247	44.95%
Karpus Management, Inc.** 183 Sully’s Trail, Pittsford, NY 14534	1,588,395	15.36%

*	As reported by the City of London Investment Group PLC and City of London Investment Management Company Limited on Schedule 13D, filed March 22, 2017.

**	As reported by Karpus Management, Inc. on Schedule 13F, for the quarter end June 30, 2017, filed August 14, 2017.

STOCKHOLDER PROPOSALS

The deadline for submitting stockholder proposals for inclusion in the Fund’s proxy statement and form of proxy for the Fund’s Annual Meeting of Stockholders in 2018 is May 4, 2018. Any stockholder proposal that is intended to be presented at such Annual Meeting, but not submitted for inclusion in the Fund’s proxy statement and form of proxy in accordance with the foregoing sentence, must be received by the Fund’s Secretary no earlier than April 9, 2018 and no later than May 9, 2018. Any such proposal received after such date will be considered untimely and will be excluded from consideration at the next Annual Meeting in accordance with the Fund’s advance notice Bylaw. The mere submission of a proposal or notice of proposal by a stockholder does not guarantee that such proposal will be included in the proxy statement or otherwise considered at such Annual Meeting because certain federal rules and the Fund’s advance notice Bylaw, respectively, must be complied with before consideration of the proposal is required.

Dated: September 1, 2017	Hoyt M. Peters Secretary

STOCKHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING AND WHO WISH TO HAVE THEIR SHARES VOTED ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

Exhibit A

THE ASIA PACIFIC FUND, INC.
 (THE “FUND”)

AUDIT COMMITTEE REPORT

The Audit Committee operates pursuant to a charter. The purposes of the Audit Committee are to 1) assist the Board of Directors in its oversight of (i) the integrity of the Fund’s financial statements; (ii) the Fund’s compliance with legal and regulatory requirements; (iii) the independent auditors qualifications and independence; and (iv) the performance of the independent auditors; and 2) prepare this report. As set forth in the Charter, management of the Fund, and applicable service providers, are responsible for the preparation, presentation and integrity of the Fund’s financial statements and for the effectiveness of internal control over financial reporting. Management and applicable service providers are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal control over financial reporting and other procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out a proper audit of the Fund’s annual financial statements.

In performing its oversight function, the Audit Committee has considered and discussed with management and the independent auditors the Fund’s audited financial statements for its fiscal year ended March 31, 2017. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Audit Committee has also considered whether the provision of any non-audit services not pre-approved by the Audit Committee provided by the Fund’s independent auditors to the Fund’s investment adviser or to any entity controlling, controlled by or under common control with the Fund’s investment adviser that provides ongoing services to the Fund is compatible with maintaining the auditors’ independence. Finally, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed the independent auditors’ independence.

The members of the Audit Committee are not full-time employees of the Fund and are not performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Audit Committee necessarily rely on the information provided to them by management and the independent auditors. Accordingly, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Fund’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Fund’s independent auditors are in fact “independent.”

The Audit Committee met on May 22, 2017 to consider and discuss the financial statements as of and for the fiscal year ended March 31, 2017 with management and the independent auditors.

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter, the Audit Committee recommended to the Board of Directors of the Fund that the audited financial statements of the Fund be included in the Fund’s Annual Report to Stockholders for its fiscal year ended March 31, 2017.

SUBMITTED BY THE AUDIT COMMITTEE
 OF THE FUND’S BOARD OF DIRECTORS

Robert F. Gunia
Duncan M. McFarland
 David G. P. Scholfield

Dated: May 22, 2017

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